Exhibit 99.1

Webcast/Conference Call TODAY, Tuesday, November 4 at 5:00 p.m. ET

WEBCAST LINK: www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN: 800/763-5615 or 212/231-2919 (international callers)

CALL REPLAY: 800/633-8284 or 402/977-9140, passcode: 21735963 (through November 11)

Carmike Cinemas Reports Third Quarter 2014 Financial Results

Admissions, Concessions and Other Revenues Hold Steady amid Industry-Wide Box Office Headwinds

COLUMBUS, Georgia – November 4, 2014 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and nine-month periods ended September 30, 2014, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in millions)	2014	2013	2014	2013
Total operating revenues	$162.6	$164.2	$504.5	$463.0
Operating income	2.4	13.5	29.2	40.3
Interest expense	12.8	12.4	39.0	37.0
Theatre level cash flow (1)	24.5	33.7	89.8	96.5
Net (loss) income	(6.8)	1.0	(6.7)	1.9
Adjusted net (loss) income (1)	(4.6)	3.5	(3.2)	6.8
Adjusted EBITDA (1)	18.4	28.3	71.1	79.7

(in millions)	Sept. 30, 2014		Dec. 31, 2013
Total debt(1)		$451.3		$455.3
Net debt(1)		$355.0		$311.4

(1)	Theatre level cash flow, adjusted net (loss) income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net (loss) income and adjusted net (loss) income to net (loss) income for the three and nine months ended September 30, 2014 and 2013, as well as a schedule of total debt and net debt as of September 30, 2014 and December 31, 2013, are included in the supplementary tables accompanying this news announcement.

“Aided by the impact of recent acquisitions, Carmike’s 2014 third quarter admissions receipts outperformed the U.S. exhibition industry by 1,000 basis points,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer. “On a per screen basis, Carmike’s admissions revenue decrease of approximately 13% was in-line with the reported industry box office decline of 13%. Despite lower attendance, Carmike’s Q3 concessions and other revenue rose and on a per cap basis increased over 6% versus the prior year period, marking our 19th consecutive quarterly increase for that key metric.

“The weaker than expected domestic box office and resulting attendance decline negatively impacted Carmike’s bottom line results and adjusted EBITDA due to our proportionately higher fixed cost structure. Our most recent acquisition – Digital Cinema Destinations Corp. (Digiplex) – closed in mid-August and as a result, Carmike’s Q3 operating and overhead costs rose due to the additional locations in our circuit. However, this came without a corresponding box office benefit as the second half of the third quarter typically generates lower box office receipts with the absence of high-profile movie releases.

“Nevertheless, Carmike continues to effectively execute its strategy of making attractive acquisitions and new-builds that expand our operating platform into complementary markets that we believe will further enhance long-term value. In this regard, over the past three years we have successfully acquired and integrated 740 screens onto Carmike’s growing platform, inclusive of our stock-for-stock purchase of Digiplex.

“As I stated on last quarter’s call, our board, management team and I all believe the prudent course of action is for Carmike to continue its active role as a major industry consolidator as we see a number of potential opportunities to acquire additional regional exhibitors. Our top priority is targeting transactions that we believe will add high quality assets to our footprint and also generate attractive levels of theatre level cash flow, providing for the optimal return on investment for all of Carmike’s stakeholders.

“Finally, as stated in yesterday’s press release, we are disappointed that the Department of Justice is seeking to block the proposed sale of Screenvision. Notwithstanding the outcome of this decision, we remain very pleased with our relationship with Screenvision,” concluded Mr. Passman.

Theatre Performance Statistics

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Average theatres	269	246	257	246
Average screens	2,830	2,504	2,713	2,484
Average attendance per screen(1)	5,069	6,084	15,999	16,771
Average admission per patron(1)	$6.98	$6.75	$7.19	$6.99
Average concessions/other sales per patron(1)	$4.35	$4.09	$4.41	$4.15
Total attendance (in thousands)(1)	14,348	15,231	43,500	41,793
Total operating revenues (in thousands)	$162,632	$164,179	$504,542	$462,987

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Carmike’s total operating revenues for the quarter ended September 30, 2014 decreased minimally from the comparable 2013 period, reflecting a 2.1% reduction in admissions revenue, partially offset by a 1.0% increase in concessions and other revenues. Although our average screen count rose 13%, total attendance declined 5.8%, reflective of the challenging box office period. Average admissions per patron rose 3.4% to $6.98, partially offsetting the attendance decline impact and concessions and other revenues per patron also increased, from $4.09 to $4.35. Overall, combined Q3 2014 average per patron spending rose 4.5% to $11.33 per visit to our entertainment complexes.

“Film exhibition costs as a percentage of admissions revenues decreased by approximately 40 basis points to 54.6%. Concession costs as a percentage of concessions and other revenues decreased by approximately 170 basis points to 11.7% as a result of lower concession costs and higher rebates, versus the year-ago period.

“Although salaries and benefits rose 4.9% to $22.9 million due to our circuit growth, this increase was proportionally lower than the 13% rise in the number of average screens we operated during the quarter. Theatre occupancy costs rose $4.8 million to $21.8 million and other theatre operating costs rose $4.3 million to $31.4 million due primarily to our expanded circuit. General and administrative expenses were $8.4 million, versus $6.6 million in the 2013 period, due to legal and professional fees related to our acquisition and expansion initiatives. Quarterly interest expense was $12.8 million, due principally to the assumption of additional long-term lease obligations associated with the acquired Muvico screens.

“Adjusted EBITDA in Q3 2014 was $18.4 million and theatre level cash flow was $24.5 million. The aforementioned unfavorable box office environment and resulting lower attendance impacted Carmike’s financial results for the quarter. We will continue to exercise sensible cost management, especially on controllable expenses, to maximize our future organizational operating performance.

“At quarter-end we had $355.0 million of net debt, versus $311.4 million at December 31, 2013, reflecting an aggregate of capital leases and long-term financing obligations, plus senior notes. Carmike’s quarter-ending balance sheet included cash of $96.2 million,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net (loss) income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net (loss) income is defined as net (loss) income plus impairment of long-lived assets, merger and acquisition-related expenses, lease termination charges, severance agreement charges and loss on sale of property and equipment, net of tax. Carmike believes adjusted net (loss) income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net (loss) income plus income tax (benefit) expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, loss from discontinued operations, merger and acquisition-related expenses, lease termination charges, severance agreement charges, loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Carmike has 278 theatres with 2,917 screens in 41 states. The circuit includes 42 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 25 “BigDs,” 15 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding circuit and strategic expansion and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to; our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$100,173	$102,321	$312,860	$290,643
Concessions and other	62,459	61,858	191,682	172,344

Total operating revenues	162,632	164,179	504,542	462,987

Operating costs and expenses:
Film exhibition costs	54,698	56,242	172,021	160,090
Concession costs	7,318	8,283	22,414	21,895
Salaries and benefits	22,947	21,879	67,968	61,542
Theatre occupancy costs	21,782	16,951	63,097	48,187
Other theatre operating costs	31,357	27,094	89,285	74,800
General and administrative expenses	8,413	6,621	22,439	18,668
Severance agreement charges	—	102	—	102
Lease termination charges	—	—	—	3,063
Depreciation and amortization	12,206	10,577	35,903	31,002
Loss on sale of property and equipment	292	11	620	70
Impairment of long-lived assets	1,198	2,916	1,556	3,241

Total operating costs and expenses	160,211	150,676	475,303	422,660

Operating income	2,421	13,503	29,239	40,327
Interest expense	12,846	12,353	38,962	36,998

(Loss) income before income tax and income from unconsolidated affiliates	(10,425)	1,150	(9,723)	3,329
Income tax (benefit) expense	(2,912)	1,243	(2,530)	1,760
Income from unconsolidated affiliates	756	1,145	546	482

(Loss) income from continuing operations	(6,757)	1,052	(6,647)	2,051
Loss from discontinued operations	—	(43)	(52)	(149)

Net (loss) income	$(6,757)	$1,009	$(6,699)	$1,902

Weighted average shares outstanding:
Basic	23,596	20,985	23,099	18,723
Diluted	23,596	21,501	23,099	19,202

Net (loss) income per common share (Basic and Diluted):
(Loss) income from continuing operations	$(0.29)	$0.05	$(0.29)	$0.11
Loss from discontinued operations, net of tax	—	—	—	(0.01)

Net (loss) income per common share	$(0.29)	$0.05	$(0.29)	$0.10

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(6,757)	$1,009	$(6,699)	$1,902
Income tax (benefit) expense	(2,912)	1,243	(2,530)	1,760
Interest expense	12,846	12,353	38,962	36,998
Depreciation and amortization	12,206	10,577	35,903	31,002

EBITDA	15,383	25,182	65,636	71,662
Income from unconsolidated affiliates	(756)	(1,145)	(546)	(482)
Loss from discontinued operations	—	43	52	149
Loss on sale of property and equipment	292	11	620	70
Impairment of long-lived assets	1,198	2,916	1,556	3,241
Lease termination charges	—	—	—	3,063
Severance agreement charges	—	102	—	102
Merger and acquisition-related expenses	2,262	1,152	3,821	1,901

Adjusted EBITDA	$18,379	$28,261	$71,139	$79,706

General and administrative expenses	6,151	5,469	18,618	16,767

Theatre level cash flow	$24,530	$33,730	$89,757	$96,473

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	Sept. 30, 2014	Dec. 31, 2013
Current maturities of capital leases and long-term financing obligations	$9,029	$6,870
Long-term debt	209,672	209,619
Capital leases and long-term financing obligations, less current maturities	232,571	238,763

Total debt	$451,272	$455,252
Less cash and cash equivalents	(96,239)	(143,867)

Net debt	$355,033	$311,385

ADJUSTED NET (LOSS) INCOME (Unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(6,757)	$1,009	$(6,699)	$1,902
Impairment of long-lived assets	1,198	2,916	1,556	3,241
Loss on sale of property and equipment	292	11	620	70
Lease termination charges	—	—	—	3,063
Severance agreement charges	—	102	—	102
Merger and acquisition-related expenses	2,262	1,152	3,821	1,901
Tax effect of adjustments to net income	(1,576)	(1,735)	(2,519)	(3,476)

Adjusted net (loss) income	$(4,581)	$3,455	$(3,221)	$6,803

Weighted average shares outstanding (basic)	23,596	20,985	23,099	18,723
Weighted average shares outstanding (diluted)	23,596	21,501	23,099	19,202
Adjusted net (loss) income per share (basic)	$(0.19)	$0.16	$(0.14)	$0.36
Adjusted net (loss) income per share (diluted)	$(0.19)	$0.16	$(0.14)	$0.35

(1)	Adjustments to net income for the three and nine months ended September 30, 2014 and 2013 are shown net of tax effect of 42.0% and 41.5%, respectively, which represents the estimated combined federal and state tax rates.